Exhibit 99.2
Reconciliations of non-GAAP financial measures
(All figures are rounded. Totals may not add up due to rounding)
Fiscal Year 2010 adjusted earnings per share (“EPS”)

Reported EPS	$4.90
Tax charge (1)	$0.04

Adjusted EPS	$4.94

(1)	Represents impact of non-cash charge related to health care reform impacting Medicare Part D reimbursements.
First quarter Fiscal Year 2011 foreign currency-neutral EPS growth

	Reported	Reported		Q1	Total	Foreign currency	Foreign currency
	Q1 FY2011	Q4 FY2009	Change ($)	FY2010 hedge loss	favorable foreign currency impact	neutral growth ($)	neutral growth (%)
EPS	$1.35	$1.25	$0.10	$0.04	$0.04	$0.06	4.8%